Exhibit 10.1

CONSENT, JOINDER AND EIGHTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT, JOINDER AND EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of the 31st day of January, 2020, by and among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, and S F Commercial Properties, LLC, a Georgia limited liability company (“Marquis”, together with Holdings, collectively, the “Existing Borrowers” and each, individually, an “Existing Borrower”), LONESOME OAK TRADING CO., INC., a Georgia corporation ("New Borrower", together with Existing Borrowers, collectively, "Borrowers" and each, individually, a "Borrower"), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, "Lender").

Recitals:

Lender and Existing Borrowers are parties to a certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, modified, restated or supplemented, the “Loan Agreement”), pursuant to which Lender has made loans and other financial accommodations to Existing Borrowers.

Existing Borrowers have informed Lender of Holdings’ intent to purchase all of the issued and outstanding shares of capital stock of New Borrower from J. Chadwick McEntire, a Georgia resident (“Seller”), pursuant to that certain Purchase Agreement dated November 1, 2019 by and among Holdings, New Borrower and Seller (the “Stock Purchase”).

Borrowers have requested that Lender (i) waives compliance with Section 10.2.1(g) of the Loan Agreement solely to the extent necessary to permit the Stock Purchase, (ii) join New Borrower to the Loan Agreement and extend credit to New Borrower as a Borrower under the Loan Agreement and (iii) amends the Loan Agreement to, among other things, extend the Revolver Termination Date and increase the Revolver Commitment.

New Borrower is executing this Amendment to become a party to the Loan Agreement in order to induce Lender to continue to extend credit under the Loan Agreement and as consideration for Lender’s agreement to enter into this Amendment.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.Consent to Stock Purchase.  Subject to the satisfaction of the conditions precedent as and to the extent set forth in Section 13 hereof, Lender hereby consents to the Stock Purchase.

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3.Joinder of New Borrower.  In accordance with the Loan Agreement, New Borrower, by its signature below, becomes a Borrower under the Loan Agreement with the same force and effect as if originally named therein as a Borrower, and New Borrower hereby agrees to all the terms and provisions of the Loan Agreement applicable to it as a Borrower thereunder.  Each reference to a "Borrower" in the Loan Agreement shall be deemed to include New Borrower.  The Loan Agreement is hereby incorporated herein by reference.

4.Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)By deleting the definitions of “Applicable Margin,” “Bank Product,” “ERISA Event,” “Federal Funds Rate,” “Fixed Charges,” “Inventory Formula Amount,” “Other Agreement,” “Plan,” “Revolver Commitment,” “Revolver Termination Date,” “Sanction,” and “Subordinated Debt” set forth in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

Applicable Margin: the margin set forth below, as determined by the Fixed Charge Coverage Ratio:

Level	Fixed Charge Coverage Ratio	LIBOR Revolver Loans	Base Rate Revolver Loans
I	<1.20 to 1.00	2.25%	1.25%
II	>1.20 to 1.00 but <1.50 to 1.00	2.00%	1.00%
III	>1.50 to 1.00 but <1.75 to 1.00	1.75%	0.75%
IV	>1.75 to 1.00 but <2.00 to 1.00	1.50%	0.50%
V	>2.00 to 1.00	1.25%	0.25%

The margins shall be subject to increase or decrease by Lender on the third Business Day of the second calendar month following each Fiscal Quarter end. If Lender is unable to calculate the Fixed Charge Coverage Ratio due to Borrowers' failure to deliver any financial statements when required hereunder, then, at the option of Lender, margins shall be determined as if Level I were applicable until the third Business Day of the second calendar month following its receipt.

Bank Product: any of the following products, services or facilities extended to an Obligor or any Subsidiary of an Obligor by Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) supply chain finance, credit insurance, leases and other banking products or services provided to any Obligor or any Subsidiary, other than Letters of Credit.

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ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if such day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if the rate is not so published, the average per annum rate (rounded up to the nearest 1/8 of 1%) charged to Lender on the applicable day on such transactions, as determined by Lender; provided, that in no event shall the Federal Funds Rate be less than zero.

Fixed Charges: the sum of interest expense (other than payment-in-kind) and principal payments made on Borrowed Money, income taxes paid in cash and Distributions made (excluding (a) Upstream Payments, (b) Distributions made on or about the Closing Date that relate to transactions contemplated by the Marquis SPA Documents, as in effect on the Closing Date, (c) the Sixth Amendment Distribution. (d) the Synovus Debt and (e) the LOTC Holdback Amount).

Inventory Formula Amount: the lesser of (i) $12,500,000; (ii) 65% of the Value of Eligible Inventory; or (iii) 85% of the NOLV Percentage of the Value of Eligible Inventory.  As used in this definition of Inventory Formula Amount, advance rates shall be determined by an appraisal firm satisfactory to Lender, in its Permitted Discretion, with the advance rate for purposes of clause (ii) of this definition of Inventory Formula Amount for each individual category of raw materials, work-in-process and finished goods not to exceed 70% and with the overall advance rate for all three of such categories (i.e.,  raw materials, work-in-process and finished goods) not to exceed 65%. For the avoidance of doubt, on the Closing Date, the individual advance rate for purposes of clause (ii) of this definition of Inventory Formula Amount shall be 55.3% for raw materials, 0% for work-in-process and 70.0% for finished goods.

Other Agreement: the Debt and Lien Subordination Agreement,  Extruded Fibers Debt Subordination Agreement and each LC Document, Lien Waiver, Release Agreement, Real Estate Related Document, Borrowing Base Certificate, Credit Insurance Loss Payable Endorsement, Compliance Certificate, financial statement or report delivered hereunder, each Factor Intercreditor Agreement, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or

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hereafter delivered by an Obligor or other Person to Lender in connection with any transactions relating hereto.

Plan: any Benefit Plan maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Revolver Commitment: Lender's obligation to make Revolver Loans and to issue Letters of Credit in an amount up to $25,000,000 in the aggregate.

Revolver Termination Date: January 31, 2025.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other sanctions authority.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Lender, including the Mezzanine Debt and Extruded Fibers Debt.

(b)By deleting clauses (g) and (h) from the definition of “Permitted Acquisition” set forth in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

(g) Availability on each day during the 90-day period immediately preceding such Acquisition calculated on a pro forma basis assuming such Acquisition occurred on the first day of such period (including any Loans made hereunder to finance such Acquisition) shall be greater than or equal to $5,000,000;

(h) Availability, on the date of such Acquisition, immediately after giving pro forma effect to the consummation of such Acquisition (including any Loans made hereunder to finance such Acquisition) shall be greater than or equal to $5,000,000;

(c)By deleting clauses (d) and (e) from the definition of “Permitted Non-Tax Distributions” set forth in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

(d) Availability on each day during the 60-day period immediately preceding such Distribution calculated on a pro forma basis assuming such Distribution occurred on the first day of such period (including any Loans made hereunder to finance such Distribution) shall be greater than or equal to $5,000,000, and

(e) Availability, on the date of such Distribution, immediately after giving pro forma effect to the consummation of such Distribution (including any Loans made hereunder to finance such Distribution) shall be greater than or equal to $5,000,000.

(d)By deleting clauses (d) and (e) from the definition of “Restricted Investment” set forth in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

(d) Availability on each day during the 90-day period immediately preceding such Investment calculated on a pro forma basis assuming such Investment occurred on the

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first day of such period (including any Loans made hereunder to finance such Investment) shall be greater than or equal to $5,000,000,

(e) Availability, on the date of such Investment, immediately after giving pro forma effect to the consummation of such Investment (including any Loans made hereunder to finance such Investment) shall be greater than or equal to $5,000,000 and

(e)By adding the following new definitions to Section 1.1 of the Loan Agreement in proper alphabetical sequence:

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Lender.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Eighth Amendment Date: as of January 31, 2020.

Extruded Fibers: Extruded Fibers, Inc., a Georgia corporation.

Extruded Fibers Debt: Debt in the amount not to exceed $3,600,000 owing by LOTC to Extruded Fibers and evidenced by the Extruded Fibers Letter.

Extruded Fibers Debt Subordination Agreement: that certain Debt Subordination Agreement dated as of January 31, 2020, among Extruded Fibers, Lender and LOTC.

Extruded Fibers Letter: that certain Letter Agreement dated January 31, 2020 by and between LOTC and Extruded Fibers.

LOTC: Lonesome Oak Trading Co., Inc., a Georgia corporation.

LOTC Holdback Amount:  Debt in the approximate amount of $1,450,000 incurred as part of the purchase price under the LOTC Purchase Agreement.

LOTC Purchase Agreement: that certain Purchase Agreement dated as of November 1, 2019 by and among between Holdings, LOTC and J. Chadwick McEntire, a Georgia resident.

Multiple Employer Plan: a Plan with two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

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Synovus Debt:  Debt owned by LOTC to Synovus Bank in the approximate amount of $8,490,190.63.

(f)By deleting Section 2.1.2 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

2.1.2.  Use of Proceeds

.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of the Transactions; (c) to pay a portion of the purchase price for the Marquis Acquisition; (d) to pay the purchase price under the LOTC Purchase Agreement and repayment of the Synovus Debt in connection with the transactions contemplated by the LOTC Purchase Agreement; (e) to pay Obligations in accordance with this Agreement; and (f) for other lawful corporate purposes of Borrowers, including working capital.

(g)By deleting Section 8.3.1 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

8.3.1.Records and Reports of Inventory

.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions. Without limiting the generality of the foregoing, from and after the Eighth Amendment Date no Borrower shall acquire or accept any Inventory of Beaulieu Group, LLC, Engineered Floors, LLC or Pentz Street Holdings, LLC on consignment or approval. Each Borrower shall also provide to Lender, on or before the 15th day of each month, inventory and reconciliation reports in form satisfactory to Lender, on such periodic basis as Lender may request.  Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Lender when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Lender a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Lender may request.  Lender may participate in and observe each physical count.

(h)By adding the following immediately after the last sentence appearing in Section 9.1.1 of the Loan Agreement:

No Obligor is, or is a subsidiary of, a credit institution, investment firm, or parent company of a credit institution or investment firm, in each case that is established in a member state of the European Union, Iceland, Liechtenstein or Norway. The information included in the most recently provided Beneficial Ownership Certification is true and complete in all respects.

(i)By adding the following immediately after the last sentence appearing in Section 9.1.18(b) of the Loan Agreement:

No Borrower is or will be using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letter of Credits, Commitments or Loan Documents.

(j)By adding the following new section immediately after Section 9.1.24 of the Loan Agreement:

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9.1.25.Purchase of Inventory.  As of the Eighth Amendment Date, no Borrower possesses any Inventory of, or acquired from, Beaulieu Group, LLC, Engineered Floors, LLC or Pentz Street Holdings, LLC.

(k)By (i) deleting the “and” at the end of clause (k) of Section 10.2.1 of the Loan Agreement, (ii) deleting the “.” at the end of clause (l) of Section 10.2.1 of the Loan Agreement, (iii) adding “; and” to the end of clause (l)  of Section 10.2.1 of the Loan Agreement and (iv) inserting the following new clause (m) to Section 10.2.1 of the Loan Agreement:

(l)LOTC Holdback Amount.

(m)By deleting Section 10.2.9 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

10.2.9.  Fundamental Changes

.  (a) Without giving 30 days prior written notice to Lender, change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; (b) liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower, (ii) the merger of LOTC with and into Marquis, with Marquis being the surviving entity; or (iii) Permitted Acquisitions.

(n)By deleting clause (f) of Section 11.1 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

(f)Any breach or default of an Obligor occurs (after giving effect to any applicable grace period thereunder) under (i) any Hedging Agreement; (ii) any Mezzanine Debt Document; (iii) the Extruded Fibers Letter; (iv) any Factoring Agreement; (v) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $1,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; (vi) the Marquis SPE Loan Documents; or (vii) the LOTC Purchase Agreement.

(o)By deleting Section 12.15 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

12.15.Patriot Act Notice; Beneficial Ownership Regulation

.  Lender hereby notifies Borrowers that pursuant to the Patriot Act, Lender is required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the Patriot Act.  Lender will also require information regarding any personal guarantor and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth.  Borrowers shall, promptly upon request, provide all documentation and information as Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering rules and regulations, or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

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(p)By adding the following new Section 12.17 to the Loan Agreement immediately following Section 12.16 thereof:

12.17Acknowledgement Regarding Supported QFCs

.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

12.17.1Covered Party

.  If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

12.17.2Definitions

.  As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

5.Acknowledgments of New Borrower.  New Borrower acknowledges that it has requested Lender to extend financial accommodations to it and to the other Borrowers on a combined basis in accordance with the provisions of the Loan Agreement, as hereby amended.  In accordance with the terms of Section 5.9 of the Loan Agreement, New Borrower acknowledges and agrees that it shall be jointly and severally liable for any and all Revolver Loans and other Obligations heretofore or hereafter made by Lender to any Borrower and for all interest, fees and other charges payable in connection therewith.  New Borrower hereby appoints and designates Marquis as, and Marquis shall continue to act under the Loan Agreement as, the Borrower Agent of New Borrower and each other Borrower for all

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purposes, including requesting borrowings and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender.  Each Loan made by Lender under the Loan Agreement or any of the other Loan Documents shall be disbursed in accordance with the Loan Agreement.

6.Security Interest. To secure the prompt payment and performance of its Obligations, New Borrower hereby grants to Lender a continuing security interest in and Lien upon all personal Property of New Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located: (a) all Accounts; (b) all Chattel Paper, including electronic chattel paper; (c) all Commercial Tort Claims, including those shown on Schedule 9.1.16; (d) all Deposit Accounts; (e) all Documents; (f) all General Intangibles, including Intellectual Property; (g) all Goods, including Inventory, Equipment and fixtures; (h) all Instruments; (i) all Investment Property; (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all monies, whether or not in the possession or under the control of Lender, or a bailee or Affiliate of Lender, including any Cash Collateral; (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing. Notwithstanding anything to the contrary contained above, in no event shall Excluded Assets constitute Collateral hereunder or under the Loan Agreement.

7.Interest Rate Disclosure.  LIBOR on the date hereof is 1.875% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 3.625% per annum for Revolver Loans.

8.Assumption; Ratification and Reaffirmation.  Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

9.Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and on and as of January 30, 2020, the unpaid principal amount of the Revolver Loans totaled $1,116,943.78.

10.Representations and Warranties.  New Borrower represents and warrants to Lender that New Borrower is engaged in a complementary business to the other Borrowers as part of a joint and common enterprise; that this Agreement has been duly authorized, executed and delivered by New Borrower and constitutes a legal, valid and binding obligation of New Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and that the Schedules attached hereto contain true, accurate and complete information with respect to New Borrower and the matters covered therein and such Schedules shall be deemed to supplement and be a part of the Schedules to the Loan Agreement. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been

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duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

11.Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

12.Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

13.Conditions Precedent.  The effectiveness of the consent contained in Section 2 hereof and the amendments contained in Section 4 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)Lender’s receipt of a counterpart of this Amendment, duly executed by Borrowers;

(b)Lender’s receipt of a secretary’s certificate for each Existing Borrower, in substantially the forms attached hereto;

(c)Lender’s receipt of a certificate of a duly authorized officer of New Borrower, certifying (i) that attached copies of New Borrower’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(d)Lender’s receipt of charter documents of New Borrower, certified by the Secretary of State or other appropriate official of New Borrower’s jurisdiction of organization, good standing certificates for New Borrower, issued by the Secretary of State or other appropriate official of New Borrower’s jurisdiction of organization and each jurisdiction where New Borrower’s conduct of business or ownership of Property necessitates qualification;

(e)Lender’s receipt from New Borrower of authorization to file UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Lender’s Liens with respect to the assets of New Borrower, acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral of New Borrower, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral of New Borrower, except Permitted Liens;

(f)Lender’s receipt of a written opinion of Baker Hostetler with respect to New Borrower;

(g)Lender’s completion of its business, financial and legal due diligence of New Borrower with results satisfactory to Lender;

(h)Lender’s receipt of a Pledge Agreement duly executed by Holdings pledging New Borrower’s Equity Interests to Lender;

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(i)Lender’s receipt of the original stock certificate issued by New Borrower certifying that Holdings is the owner of all outstanding shares of New Borrower, along with a stock power duly executed by Holdings;

(j)Lender’s receipt of satisfactory evidence of insurance with respect to New Borrower in compliance with the Loan Documents;

(k)Lender, Mezzanine Lender and Borrowers shall have executed an amendment to the Debt and Lien Subordination Agreement;

(l)Lender, Extruded Fibers, Inc., a Georgia corporation and New Borrower shall have executed a Debt Subordination Agreement;

(m)Lender, Robert Lane McEntire as trustee for the Heather McEntire-Young Irrevocable Trust and New Borrower shall have executed a Debt Subordination Agreement;

(n)Lender, Robert L. McEntire Family Limited Partnership and New Borrower shall have executed a Debt Subordination Agreement;

(o)Lender’s receipt of an executed consent, joinder and amendment to the Mezzanine Loan Agreement pursuant to which Mezzanine Lender consents to the Stock Purchase, joins New Borrower as a “Borrower” thereunder, extends the Maturity Date (as defined in the Mezzanine Loan Agreement) to a date no sooner than May 1, 2025 and includes other conforming amendments;

(p)Lender’s receipt of an executed payoff letter from New Borrower’s lender;

(q)Borrowers shall have obtained consents and approvals from all Governmental Authorities and other third parties that are required by the Purchase Agreement;

(r)All conditions precedent to the effectiveness of the Stock Purchase shall have been satisfied (and not waived unless Lender shall have approved such waiver in its discretion) and the Stock Purchase shall have been consummated on terms and subject to legal documentation acceptable to Lender in its discretion;

(s)Lender shall have received copies of the fully-executed Purchase Agreement and related documents, certified by an officer of Borrower Agent to be true, correct and complete;

(t)Lender shall have received the amendment fee as provided in Section 15 hereof;

(u)No Default or Event of Default shall exist either before or after giving effect to the terms of this Agreement; and

(v)Lender’s receipt of such other certificates, documents and instruments as Lender may reasonably request.

14.Post-Closing Matters.  Each Borrower shall comply with each of the following covenants: (i) on or before March 1, 2020 (or such later date to which Lender may agree in writing in its sole discretion), Borrower shall (x) deliver to Lender endorsements with respect to New Borrower’s insurance in compliance with the Loan Documents and that are satisfactory to Lender, in its sole discretion, (y) file or cause to be filed or recorded UCC-3 termination statements with respect to each of the UCC-1 fixture filings recorded in Murray County, Georgia in Book 804 and beginning on page 33 and

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page 36 and (z) deliver to Lender updated Schedules to the Loan Agreement with respect to the Existing Borrowers and (ii) on or before May 1, 2020 (or such later date to which Lender may agree in writing in its sole discretion), New Borrower shall have entered into a Depository Account Control Agreement, in form and substance acceptable to Lender, for each of its Deposit Accounts.

15.Amendment Fee; Expenses of Lender.  In consideration of Lender's willingness to enter into this Amendment as set forth herein, Borrowers agree to pay to Lender an amendment fee in the amount of $25,000 in immediately available funds on the date hereof. Additionally, each Borrower agrees, jointly and severally, to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

16.Release of Claims.  To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.  Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

17.Effectiveness; Governing Law.  This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

18.No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

19.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

20.Further Assurances.  Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

21.Miscellaneous.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

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22.Waiver of Jury Trial.  To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

NEW BORROWER:

ATTEST: /s/ Chet Graham Chet Graham, Secretary [CORPORATE SEAL]	LONESOME OAK TRADING CO., INC. By: /s/ Weston A. Godfrey, Jr. Name: Weston A. Godfrey, Jr. Title: Chief Executive Officer

EXISTING BORROWERS:

ATTEST: /s/ Tony Isaac Tony Isaac, Secretary [COMPANY SEAL]	MARQUIS AFFILIATED HOLDINGS LLC By: /s/ Jon Isaac Name: Jon Isaac Title: President and Chief Executive Officer
ATTEST: /s/ Tim Young Tim Young, Secretary [CORPORATE SEAL]	MARQUIS INDUSTRIES, INC. By: /s/ Weston A. Godfrey, Jr. Name: Weston A. Godfrey, Jr. Title: Chief Executive Officer

[Signatures continue on the following page.]

Consent, Joinder and Eighth Amendment to Loan and Security Agreement (Marquis)

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Wes Manus
Name:  Wes Manus

Title:    Senior Vice President

Consent, Joinder and Eighth Amendment to Loan and Security Agreement (Marquis)